UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Carriage Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CARRIAGE SERVICES, INC.
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
April 30, 2008
     Dear Carriage Stockholder:
     I am pleased to invite you to Carriage’s Annual Meeting of Stockholders. The meeting will be held at the Lakes on Post Oak Conference Center, 3050 Post Oak Boulevard, 2nd Floor, Houston, Texas 77056, on Tuesday, May 20, 2008, at 9:00 a.m., Central Daylight Time. If you cannot be present at the Annual Meeting, I ask that you participate by completing the enclosed proxy and returning it at your earliest convenience.
     At the meeting, you and the other stockholders will elect a director to Carriage’s Board of Directors. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. I encourage you to read the enclosed Notice of Annual Meeting and Proxy Statement, which contains information about the Board of Directors and its committees and personal information about the nominee for the Board.
     We hope you can join us on May 20th. Whether or not you can attend personally, it is important that your shares are represented at the Meeting. Please mark your votes on the enclosed proxy card, sign and date the proxy card, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.
Sincerely,
MELVIN C. PAYNE
Chairman of the Board,
President and Chief Executive Officer

CARRIAGE SERVICES, INC.
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 20, 2008

     Carriage Services, Inc. will hold its Annual Meeting of Stockholders at the Lakes on Post Oak Conference Center, 3050 Post Oak Boulevard, 2nd Floor, Houston, Texas, 77056, on Tuesday, May 20, 2008, at 9:00 a.m., Central Daylight Time.
     We are holding this meeting:
•	To elect one Class III director to serve for a three-year term expiring at the annual meeting of stockholders in 2011 and until each respective successor is elected and qualified.
•	To transact such other business as may properly come before the annual meeting or any adjournments thereof.
     Your Board of Directors has selected March 24, 2008, as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders as of that date will be available for inspection at our corporate headquarters, 3040 Post Oak Boulevard, Suite 300, Houston, Texas for ten days before the meeting.
     You are cordially invited to attend the meeting. If you are unable to attend the Meeting, you are requested to sign and date the accompanying proxy card and return it promptly in the enclosed envelope. If you attend the meeting, and wish to do so, you may vote in person regardless of whether you have given your proxy. In any event, a proxy may be revoked at any time before it is exercised.
     This Proxy Statement, proxy card and Carriage’s 2007 Annual Report to Stockholders are being distributed on or about April 30, 2008.
By Order of the Board of Directors

J. Bradley Green
Vice President, General Counsel and Secretary
Houston, Texas
April 30, 2008
Important Notice Regarding
The Availability of Proxy Materials
for the Stockholder Meeting
to be Held on May 20, 2008
The proxy statement and 2007 Annual Report to Stockholders
is available on the internet at: www.carriageservices.com

i

GENERAL INFORMATION

Q:	Who is soliciting my proxy?

A:	We, the Board of Directors (“Board”) of Carriage Services, Inc. (the “Company” or “Carriage”), are sending you this Proxy Statement in connection with our solicitation of proxies for use at Carriage’s 2008 Annual Meeting of Stockholders. Certain directors, officers and employees of Carriage and American Stock Transfer & Trust Company (“AST”) also may solicit proxies on our behalf by mail, phone, fax, or in person.

Q:	Who is paying for this solicitation?

A:	Carriage will pay for the solicitation of proxies, including the cost of preparing and mailing this Proxy Statement. Carriage also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Carriage stock. No additional fee beyond the $950 monthly fee paid to AST to act as Carriage’s transfer agent, together with AST’s out-of-pocket expenses, will be paid to AST.

Q:	What am I voting on?

A:	The re-election of Ronald A. Erickson to the Board of Directors as a Class III director.

Q:	Who can vote?

A:	Stockholders as of the close of business on March 24, 2008 are entitled to vote at the Annual Meeting.

Q:	How do I vote?

A:	You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy card in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person – by voting in person you automatically revoke your proxy. Directions to attend the meeting in person can be obtained by contacting the Corporate Secretary at 713-332-8400. You also may revoke your proxy at any time before the meeting by giving the Secretary written notice of your revocation or by submitting a later-dated proxy. If you return your proxy card but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the nominee for director and FOR the other proposals described in this Proxy Statement.

Q:	How does the Board recommend I vote on the proposal?

A:	The Board recommends a vote FOR the director nominee.

Q:	Is my vote confidential?

A:	Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to Carriage and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except: (1) as needed to permit Carriage to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances, such as a proxy contest in opposition to the Board (which is not currently anticipated). Additionally, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Q:	How many shares can vote?

A:	As of the record date, March 24, 2008, Carriage had outstanding 19,408,187 shares of Common Stock. Each share of Common Stock is entitled to one (1) vote.

Q:	What happens if I withhold my vote for the director?

A:	Because the directors are elected by a plurality of the votes cast at the annual meeting, a withheld vote will not have an effect on the outcome of the election of an individual director.

Q:	Can I vote on other matters?

A:	Carriage’s By-laws limit the matters presented at an annual meeting to those in the notice of the meeting and those otherwise properly presented before the meeting. We do not expect any other matter to come before the meeting. If any other matter is presented at the Annual Meeting, your signed proxy gives the individuals named as proxies authority to vote your shares on such matters at their discretion.

RECORD DATE AND VOTING SECURITIES
     Only holders of record of the Common Stock at the close of business on March 24, 2008, the record date for the Annual Meeting, are entitled to notice of and to vote at the Meeting. On that date, Carriage had outstanding 19,408,187 shares of Common Stock, each of which is entitled to one vote.
     The presence at the Meeting, in person or by proxy, of the holders of a majority of the total voting power of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business. In the absence of a quorum at the Meeting, the Meeting may be adjourned without notice, other than announcement at the Meeting, until a quorum shall be formed.
     With respect to the election of the director, stockholders may vote (a) in favor of the nominee or (b) to withhold votes as to the nominee. If a quorum is present at the Meeting, the nominee for the Class III director will be elected by a plurality vote. Votes withheld, or abstentions, will be treated as present for purposes of determining a quorum; however, because directors are elected by a plurality, votes withheld will not affect the outcome of the election. With respect to each proposal (and any other matter properly brought before the Meeting), other than the election of the director, the affirmative vote of the holders of a majority of the voting power present or represented by proxy at the Meeting will be required for approval. Abstentions will have the effect of a vote against any of these proposals.
     Under the rules of the New York Stock Exchange (“NYSE”), the proposal to elect the director is considered a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least ten days before the date of the Meeting.
     All properly signed proxies received prior to the Meeting will be voted in accordance with the choices specified. If no choice has been specified in the proxy, the shares will be voted in favor of all proposals described in this Proxy Statement and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the Meeting by filing with the Secretary an instrument revoking it, by signing and delivering to the Secretary a proxy bearing a later date, or by voting in person at the Meeting after giving notice to the Chairman of the Meeting of the stockholder’s intention to vote in person notwithstanding the fact that the stockholder previously delivered a proxy.
SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS
     The following table sets forth, as of March 24, 2008, the number of shares beneficially owned and percent of the Common Stock held by: (a) each director and director nominee of Carriage, (b) the Chief Executive Officer, (c) the other executive officers named in the Summary Compensation Table set forth under “Executive Compensation”, and (d) all current executive officers and directors of Carriage as a group. Under the rules of the Securities and Exchange Commission (“SEC”), on any day a person is deemed to own beneficially all securities as to which that person owns or shares voting or investment power, as well as all securities which such person may acquire within 60 days of such date through the exercise of currently available conversion rights or options. Each person named in the table below has sole voting and investment power with respect to the shares indicated, except as otherwise stated in the notes to the table.

			Number of
			Shares	Percent of
	Common	Stock	Beneficially	Common
Beneficial Owner	Stock	Options(1)	Owned	Stock
Melvin C. Payne(3)	1,221,990	360,000	1,581,990	8.0%
Joe R. Davis	50,983	18,000	68,983	*
Ronald A Erickson (2)	7,000	80,000	87,000	*
Vincent D. Foster	55,932	92,500	148,432	*
Gary L. Forbes	21,759	–	21,759	*
Joseph Saporito	158,651	–	158,651	*
George J. Klug	98,477	35,000	133,477	*
J. Bradley Green	29,605	–	29,605	*
Jay D. Dodds	69,452	96,212	165,664	*
All directors and executive officers as a group (11 persons)	1,824,046	726,100	2,550,146	12.7%

*	Indicates less than one percent.

(1)	The ownership of Stock Options shown in the table includes shares which may be acquired within 60 days upon exercise of outstanding stock options granted under our stock option plans. All options are currently 100% vested.

(2)	Mr. Erickson’s holdings include 7,000 shares of Common Stock held by Mr. Erickson’s adult son, David S. Erickson, who lives in his household.

(3)	Mr. Payne has pledged 336,000 shares of his Common Stock to a bank as secondary collateral on real estate loans.
Stock Ownership of Certain Beneficial Owners
     As of March 24, 2008, the persons named below were, to our knowledge, the only beneficial owners of more than 5% of our outstanding Common Stock, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, other than directors and executive officers whose beneficial ownership is described in the above table.

	Number of Shares	Percent of
Beneficial Owner	Beneficially Owned	Common Stock
FMR LLC(1)	2,895,592	14.9%
82 Devonshire Street Boston, MA 02109

Zazove Associates, LLC(2)	2,228,333	10.3%
1001 Tahoe Blvd. Incline Village, NV 89451

Dimensional Fund Advisors LP(3)	1,577,602	8.1%
1299 Ocean Avenue Santa Monica, CA 90401

Babson Capital Management LLC(4)	1,367,000	7.0%
470 Atlantic Avenue Boston, MA 02210

First Wilshire Securities Management, Inc.(5)	1,225,069	6.3%
1224 East Green Street, Suite 200 Pasadena, CA 91106

Total	9,293,596	43.0%

(1)	Based solely on Schedule 13G/A filed with the SEC on February 14, 2008. FMR LLC has sole voting powers as to 4,300 shares and sole dispositive power as to 2,895,592 shares.

(2)	Based solely on Schedule 13G filed with the SEC on April 9, 2008. Zazove Associates, LLC has sole voting and dispositive power as to 2,228,333 shares.

(3)	Based solely on Schedule 13G/A filed with the SEC on February 6, 2008. Dimensional Fund Advisors LP has sole voting and dispositive power as to 1,577,602 shares.

(4)	Based solely on Schedule 13G filed with the SEC on February 14, 2008. Babson Capital Management LLC has sole voting and dispositive power as to 1,367,000 shares.

(5)	Based solely on Schedule 13G/A filed with the SEC on February 13, 2008. First Wilshire Securities Management, Inc. has sole voting power as to 98,000 shares and sole dispositive power as to 1,225,069 shares.
PROPOSAL NO. 1
ELECTION OF DIRECTOR
     We currently have five directors on our Board who each serve staggered three-year terms. Mr. Erickson is the current Class III director standing for re-election to the Board.
     Therefore, at the Meeting, the stockholders will elect one individual to serve as Class III director for a new three-year term expiring on the date of the 2011 annual meeting and until his successor is duly elected and qualified. Our Corporate Governance Committee has recommended that we nominate Ronald A. Erickson for re-election at the Meeting to serve as the Class III director for a new three-year term. Proxies may be voted for the Class III director. The biography description for Mr. Erickson is set forth below.
     We recommend that you vote “FOR” the election of the nominee listed in Proposal No. 1 as Class III Director. The individuals named as proxies will vote the enclosed proxy “FOR” the election of the nominee unless you direct them to withhold your votes for the nominee.
     You may not cumulate your votes in the election of the directors. You may withhold authority to vote for the nominee for director. If the nominee becomes unable to serve as director before the Meeting (or decides not to serve), the individuals named as proxies will vote FOR such other nominee as we may designate as a replacement or substitute.

     The following table sets forth the name, age and title of the person who has been nominated for election as Class III director and our other current directors and executive officers.

Name	Age	Title
Nominee for Class III Director
(Term expires at 2008 annual meeting, unless re-elected until 2011 annual meeting)
Ronald A. Erickson(2)(3)	71	Director
Continuing Class II Directors
(Term expiring at 2010 annual meeting)
Vincent D. Foster(1)(2)(3)	51	Director
Gary L. Forbes(1)(2)	64	Director
Continuing Class I Directors
(Term expiring at 2009 annual meeting)
Melvin C. Payne	65	Chairman of the Board, Chief Executive Officer, President and Director
Joe R. Davis(1)(3)	65	Director
Executive Officers who are not Directors
Joseph Saporito	54	Executive Vice President and Chief Financial Officer
George J. Klug	63	Senior Vice President of Information Systems and Chief Information Officer
Jay D. Dodds	47	Regional Managing Partner and Regional Vice President of Operations
J. Bradley Green	35	Vice President, General Counsel and Secretary
Kevin P. Musico	41	Vice President of Strategic Development
Terry E. Sanford	52	Senior Vice President, Chief Accounting Officer and Treasurer

(1)	Member of Compensation Committee

(2)	Member of Audit Committee

(3)	Member of Corporate Governance Committee
     Messrs. Davis, Foster, Forbes and Erickson are “independent” within the meaning of NYSE’s Corporate Governance Guidelines.
     Set forth below is a brief description of the business experience of the directors and executive officers of our company.
Directors (listed in same order as table set forth above)
     Vincent D. Foster became a director of Carriage in November 1999. Mr. Foster is Chairman of the Board and Chief Executive Officer of Main Street Capital Corporation, a specialty investment company. Mr. Foster is also senior managing director of the general partner for Main Street Capital II, an SBIC he co-founded, and served as Senior Managing Director of Main Street Equity Ventures II, L.P. (and its predecessor), a venture capital firm, from 1997 through 2002. From September 1988 through October 1997, Mr. Foster was a partner of Andersen Worldwide and Arthur Andersen LLP, where he served as the director of the corporate finance practice and the mergers and acquisitions practice in the southwestern United States. Mr. Foster has served as a director of the Houston, Texas chapter of the National Association of Corporate Directors, of which he is a founding member, since July 2002. Mr. Foster is a director of Quanta Services, Inc., and served as its nonexecutive Chairman of the Board of Directors from February 1998 through May 2002. Mr. Foster is also a director of Team, Inc. and serves on its audit committee, and he serves as a director, nonexecutive Chairman of the Board and member of the compensation committee of U.S. Concrete, Inc.
     Gary L. Forbes has been a director of Carriage since May 2007. He is Senior Vice President of Equus Total Return, Inc., a public investment company, since 1991. Mr. Forbes serves on the boards of directors of NCI Building Systems, Inc., a publicly traded manufacturer of prefabricated metal buildings, and Consolidated Graphics, Inc., a publicly traded commercial printing company. Mr. Forbes is a certified public accountant.
     Melvin C. Payne, a management founder of Carriage, has been Chairman of the Board and Chief Executive Officer since December 1996, prior to which he had been a director and Chief Executive Officer since Carriage’s inception in 1991. Prior to co-founding Carriage, Mr. Payne spent ten years in the private company turnaround business involving numerous industries including refining, chemicals, trucking, hotel, offshore petroleum supply boat and rent-to own retail industries. Prior to his turnaround career, Mr. Payne spent ten years in the corporate lending business, initially with Prudential Insurance Company and later with Texas Commerce Bank in Houston.
     Joe R. Davis has been a director of Carriage since 2003. He has been the Chief Executive Officer and Chairman of the Board of Consolidated Graphics Inc. (“CGX”) since he founded it in 1985. Mr. Davis serves on the Executive Committee of CGX’s Board of Directors.
     Ronald A. Erickson has been a director of Carriage since it went public in August 1996. Mr. Erickson is Chief Executive Officer of Holiday Companies, Minneapolis, Minnesota, a family business consisting primarily of gasoline/convenience stores. He serves as Vice Chairman of the Board and as a director of Gander Mountain Company, a publicly traded company engaged in the sporting goods business. Mr. Erickson is also Chairman of the Board of Bio-E, a non-public bio-technology company.
Executive Officers Who Are Not Directors
     Joseph Saporito has been Executive Vice President, Chief Financial Officer and Secretary of Carriage since December 2004, and served as Senior Vice President, Chief Financial Officer and Secretary since September 2002. Mr. Saporito, a certified public accountant, has responsibility for the financial and administrative functions of Carriage. Prior to joining Carriage, he was a partner of Andersen Worldwide and Arthur Andersen LLP for 15 years and served as Division Head of the Houston Commercial Audit Division. Mr. Saporito is leaving the Company at the end of April, 2008.
     George J. Klug has been Senior Vice President of Information Systems and Chief Information Officer of Carriage since May 2002. Before joining Carriage as Vice President of Information Technology in July 2001, Mr. Klug served as Vice President of Information Technology at Allright Corporation from 1997 to 2000. Prior to joining Allright, Mr. Klug served as Vice President of Information Technology for various retail companies, including Oshmans, Sportstown and Zaks.
     Jay D. Dodds has been in Senior Operations Leadership for Carriage since October 2000.  Mr. Dodds joined Carriage in 1994 as an operations Vice President.  He has over 25 years of professional funeral home, cemetery and crematory operations experience.  Prior to joining Carriage, he was affiliated with Stewart Enterprises for 13 years serving in numerous operating positions.  Mr. Dodds is a licensed Funeral Director and holds a Bachelors of Business Administration degree from the University of Texas Arlington.  Mr. Dodds is a member of the National Funeral Directors Association, The Cremation Associations of North America and the International Funeral, Cemetery and Cremation Association.
     J. Bradley Green is the Vice President and General Counsel. He joined the Company in October 2006. Prior to joining Carriage, Mr. Green was a litigation attorney, focusing his practice on employment and commercial litigation. From 1998 to 2002, Mr. Green held legal and human resource positions, including General Counsel, at a

Fortune 1000 company that had operations in 42 countries. Prior to that, Mr. Green was a litigation attorney at a national law firm, focusing on the field of labor and employment law.
     Kevin P. Musico is Vice President of Strategic Development and joined Carriage in June 2007. Prior to joining Carriage, Mr. Musico served as Vice President at Alderwoods Group, Inc. for six years in various executive roles, including Mergers and Acquisitions and Corporate Development.
     Terry E. Sanford is the Senior Vice President, Chief Accounting Officer and Treasurer of Carriage. Having joined the Company in 1997 as the financial controller, Mr. Sanford was promoted in 1999 to vice president and corporate controller and in 2006 to his current position. His work history prior to joining Carriage included senior financial positions in manufacturing, financial services and consumer products companies and public accounting. Mr. Sanford is a certified public accountant and possesses a BBA in accounting and an MBA in finance.
Organization and Committees of the Board
     During 2007, Carriage’s Board met four times and acted by unanimous written consent two additional times. Each of the directors attended all of the meetings of the Board. The functions of the Audit, Compensation and Corporate Governance Committees of the Board, and the number of meetings held during 2007, are described below.
     The Compensation Committee reviews and makes recommendations to the Board concerning the compensation of Carriage’s executive officers and approves grants to all officers and employees under our stock incentive plans. The members of the Compensation Committee are Vincent D. Foster, Chairman, Joe R. Davis and Gary L. Forbes. In 2007, the Compensation Committee met three times and acted by unanimous consent four times. Each member of the Compensation Committee was present at all meetings. See the report of the Compensation Committee on page 15 of this Proxy Statement.
     The Audit Committee evaluates, appoints and engages Carriage’s independent registered public accounting firm and reviews the plan, scope and results of the audit with the auditors and Carriage’s officers. The Audit Committee also reviews with the auditors the principal accounting policies and internal accounting controls of Carriage. The members of the Audit Committee are Vincent D. Foster, Chairman, Gary L. Forbes and Ronald A. Erickson. The Audit Committee met seven times during 2007. Each member of the Audit Committee was present at all meetings. See the report of the Audit Committee on page 21 of this Proxy Statement.
     The NYSE, upon which our Common Stock is traded, requires that each of its listed companies maintain an independent audit committee. None of the members of our Audit Committee has a relationship with Carriage that may interfere with the exercise of his independence from management or Carriage. No member of our Audit Committee is or has been in the last three years an employee of Carriage or in a business relationship with Carriage. Also, no immediate family member related to a member of our Audit Committee is an executive officer of Carriage or any of its affiliates. See below, under the heading “Corporate Governance Guidelines,” for a specific description of independence which we apply to our independent directors.
     In addition to the independence standard, the NYSE requires that each member of the Audit Committee be financially literate and at least one member must have accounting or related financial management expertise. Each member of our Audit Committee is financially literate. Mr. Foster meets the definition of “audit committee financial expert,” as such term is defined under the rules of the SEC, and is a certified public accountant with over 20 years of public accounting experience. Currently, Mr. Foster is a managing director of two small business investment corporations for which he reviews and analyzes financial statements as part of his daily functions.
     The Corporate Governance Committee provides oversight with respect to our corporate governance guidelines, which includes reviewing the structure of the full Board and making recommendations regarding the size of the Board and the number and classification of directors. The Corporate Governance Committee also conducts a search for suitable and qualified candidates to serve as directors when the terms of office are up for election at each year’s annual meeting of stockholders, and submits the names of candidates for such positions for consideration by the Board. The members of the Corporate Governance Committee are Joe R. Davis, Chairman, Vincent D. Foster

and Ronald A. Erickson. The Corporate Governance Committee met once in 2007 (and all Committee members were present) and acted by unanimous consent once.
Corporate Governance Guidelines
     We have long been committed to integrity, reliability and transparency in our disclosures to the public. In early 2003, before the corporate governance listing standards of the NYSE and adopted regulations of the SEC became effective, we adopted new charters for our Board committees, a set of corporate governance guidelines, and a code of business conduct and ethics for our directors, officers and employees, and we moved to increase the independence of our Board members. In 2004, following the final release of the NYSE and SEC rules, we amended the committee charters and corporate governance guidelines, and the corporate governance guidelines and the charter for the Corporate Governance Committee were again modified in early 2005. All of these materials as well as our code of business conduct and ethics are accessible through the Investor Relations Section of our website at http://www.carriageservices.com, or you may receive copies without charge by writing to us at Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, Attn: Investor Relations.
     Independence. Our corporate governance guidelines require that our Board composition comply with the NYSE rules, including the requirement that a majority of our Board consist of independent directors. Under the NYSE rules, a director qualifies as “independent” if the Board determines that he or she has no material relationship with Carriage (either directly or as a shareholder, partner or officer of an organization that has a relationship with Carriage). Further, under the NYSE guidelines, a director will not be considered independent if:
•	The director is, or in the past three years has been, an employee of Carriage, or has an immediate family member who is or in the past three years has been, an executive officer of Carriage;

•	The director or an immediate family member (other than an immediate family member who is a non-executive employee) receives, or in the past three years has received, more than $100,000 per year in direct compensation from Carriage (other than director fees and pension or other forms of deferred compensation for prior service that is not contingent in any way on continued service);

•	The director is, or in the past three years has been, affiliated with or employed by, or has an immediate family member who is or in the past three years has been, affiliated with or employed in a professional capacity by a present or former auditor of Carriage;

•	The director is, or in the past three years has been, an executive officer, or has an immediate family member who is, or in the past three years has been, an executive officer of another company where any of Carriage’s present executives serves on that company’s compensation committee; or

•	The director is, or in the past three years has been, an executive officer or an employee, or has an immediate family member who is, or in the past three years has been, an executive officer of another company that makes payments to, or receives payments from, Carriage for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.
     Our Corporate Governance Committee reviewed our Board composition and determined that Messrs. Davis, Erickson, Forbes and Foster meet the independence standards set forth above. In addition, all directors serving on our Audit, Compensation and Corporate Governance Committees satisfy these independence requirements.
     Executive Sessions; Lead Director. In accordance with our corporate governance guidelines, the non-management directors meet in executive session at least quarterly, outside of the presence of management directors or other members of management, both with the independent auditors and then without anyone else present. In connection with the 2005 amendments to our corporate governance guidelines, the Board established the position of Lead Director, who is required to be qualified as independent and will be appointed by a majority of the non-management directors. The Lead Director’s role is to facilitate the functioning of the Board independently of management and to enhance the quality of the Board’s governance. The Lead Director is required to be a member of the Corporate Governance Committee and, among other things, will preside at the executive sessions of the non-management directors. In 2005, Mr. Foster, Chairman of the Audit Committee, was first appointed Lead Director and continues to serve in that capacity.
     Board Composition. The Corporate Governance Committee is responsible for reviewing the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. Nominees for directorship will be selected by the Corporate Governance Committee in accordance with the policies and principles in its charter. The Corporate Governance Committee believes that the minimum qualifications for serving as a director are that a nominee demonstrate an ability to make a meaningful contribution to the Board’s oversight of our business and affairs and have a reputation for ethical conduct. Nominees for director will include individuals who, taking into account their diversity, age, skills, and experience in the context of the needs of the Board, as well as other relevant factors such as conflicts of interest and other commitments, would enhance the Board’s ability to manage and direct our affairs and business. No director may serve on more than five other public company boards or on the audit committee for more than three other public companies. We have not established term limits as we do not wish to risk losing the contribution of directors who have been able to develop, over a period of time, increasing insight into our business and operations. However, we have determined that no director may be nominated to a new term if he or she would be age 75 or older at the time of the election.
     The Corporate Governance Committee identifies candidates by asking our current directors and executive officers to notify the Committee if they become aware of individuals who meet the criteria described above. The Corporate Governance Committee also has the authority to engage firms that specialize in identifying director candidates. The Corporate Governance Committee will also consider candidates recommended by stockholders. A stockholder may recommend nominees for director by giving the Secretary a written notice not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting. For the annual meeting in 2009, the deadline will be February 19, 2009, based upon this year’s meeting occurring on May 20th. The notice must include the name and address of the stockholder giving notice and the number of shares of our voting stock owned by the stockholder. The notice must also include the full name, age, business address, principal occupation or employment of the nominee, the number of shares of Common Stock that the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Regulation 14A of the Securities Exchange Act of 1934, and the nominee’s written consent to the nomination and to serve, if elected.
     Once the Corporate Governance Committee has identified a potential candidate, the Committee collects and reviews available information regarding the individual, and if the Committee determines that the candidate warrants further consideration, the Committee Chair or another Committee member will contact the person. Generally, if the individual expresses a willingness to be considered for election to the Board, the Corporate Governance Committee will request information from the candidate, review the individual’s qualifications, and conduct one or more interviews with the candidate. When the Corporate Governance Committee has completed this process, it tenders its recommendation to the full Board for consideration.
     Board’s Interaction With Stockholders. Our Chief Executive Officer and other corporate officers are responsible for establishing effective communications with our stockholders. It is our policy that management speaks for Carriage. This policy does not preclude independent directors from meeting with stockholders, but where appropriate, management should be present at such meetings. Stockholders and other interested parties may contact any member of our Board or Committee thereof via U.S. mail, by addressing any correspondence to the Board, the applicable Committee, the non-management directors as a group or any individual director by either name or title, in care of Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056; Attn: Corporate Secretary. In the case of communications addressed to the non-management directors, the Corporate Secretary will send appropriate stockholder communications to the Lead Director. In the case of communications addressed to a committee of the Board, the Corporate Secretary will send appropriate stockholder communications to the Chairman of such committee.
     Board and CEO Evaluation. In 2004, we instituted an annual process for the Board and each Committee to perform self-evaluations. These are conducted through written questionnaires compiled on a confidential basis by the Chairman of the Corporate Governance Committee with summary results presented to the full Board annually. In addition, the Compensation Committee performs an annual evaluation of the Chief Executive Officer’s performance. As part of the long-range planning, the Corporate Governance Committee is charged with evaluating Chief Executive Officer succession, both in the event of emergency and upon retirement.
     Business Conduct and Ethics. Our code of business conduct and ethics requires all of our directors, officers and employees to adhere to certain basic principles to uphold our mission to be the most professional, ethical and highest quality service organization in the death care industry. Our code requires them to comply with the law, avoid conflicts of interest, compete fairly and honestly, maintain a safe and healthy work environment, and preserve company assets. We do not presently believe that there would be any occasion requiring any changes in or waivers under the code, but in the event of exceptional circumstances in which such a change or waiver becomes necessary, it would require Board approval and, where appropriate, prompt public disclosure. Our code includes specific compliance procedures and a mechanism for reporting violations through our Human Resources Department. You can access our code of business conduct and ethics on our website at http://www.carriageservices.com.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires Carriage’s directors and executive officers, and persons who own more than 10% of a registered class of Carriage’s equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and other equity securities of Carriage on Forms 3, 4 and 5. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish Carriage with copies of all Forms 3, 4 and 5 they file.
     Based solely on a review of the copies of such reports furnished to Carriage or written representations from reporting persons that no Form 5 is required, Carriage believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during 2007, except for the following: Mr. Payne filed one late report on June 15, 2007, reporting three purchases of common stock made on June 6, 7 and 8, 2007. Mr. Green filed one late report on November 16, 2007, reporting shares of common stock withheld on October 9, 2007 to cover taxes associated with the vesting of restricted stock.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Approval of Related Party Transactions
     The Corporate Governance Committee has the responsibility to review and discuss with management and approve any transactions or courses of dealing with related parties. During this process, related party transactions are disclosed to all Board members. To the extent such transactions are ongoing business relationships, the transactions are reviewed annually and such relationships will be on terms not materially less favorable than what would be usual and customary in similar transactions between unrelated persons dealing at arms’ length. The Corporate Governance Committee intends to approve only those related party transactions that are in the best interest of Carriage and our stockholders.
     Other than as described below, since January 1, 2007 there has not been a transaction or series of related transactions, or any other currently proposed transaction, to which Carriage was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.
     The Company engaged a law firm, in which one of its partners is the spouse of J. Bradley Green, the Company’s Vice President and General Counsel, for various legal matters. During the fiscal year ended December 31, 2007, the Company paid the law firm $498,000.
COMPENSATION DISCUSSION AND ANALYSIS
     Our executive compensation program is designed to attract, motivate and retain talented executives so the Company can produce long-term superior results and maximize return to its stockholders. Our Compensation

Committee consists entirely of independent Board members and is responsible for the approval and oversight of compensation and benefit plans and employment agreements affecting executive management.
Compensation Program Objectives
     Our executive compensation objectives are to:
•	pay competitive levels of salary and total compensation;

•	reward management for strong Company performance and successful execution of our strategic operating models; and

•	align incentives with the long-term interests of the stockholders.
Elements of the Compensation Program
     Our executive compensation program consists of the following basic elements:
•	base salaries;

•	annual cash incentive bonuses;

•	long-term, share-based incentives; and

•	other benefits.
     Allocation of compensation among these elements is designed to provide the appropriate mix of short-term incentives and long-term incentives, and cash compensation and share-based compensation.
Base Salaries
     The base salaries for each of our executive officers are determined on an individual basis, taking into account such factors as the duties, experience and levels of responsibility of the executive and compensation levels within other companies in the service sector of comparable revenue size. Base salaries for the Named Executive Officers are evaluated annually and adjustments are approved by the Compensation Committee based on their evaluation of individual performance and expected future contributions. During 2007 the Compensation Committee retained a compensation consultant to survey the current market compensation levels for the Company’s senior management. Pursuant to the survey, the Committee approved a 14.9% increase in Mr. Payne’s base salary, from $435,000 to $500,000, in mid 2007. Base salary increases for the other Named Executive Officers ranged from 0% to 27.8%.
Annual Cash Incentive Bonuses
     The annual cash bonus for each executive is linked to specific financial and operating targets, and specific qualitative goals established at the beginning of the year, and are designed to reward each executive for achieving results consistent with our Standards Operating and 4E Leadership Models. Of the criteria, and depending on the individual role and responsibilities, 40-80% is weighted against objective quantitative goals, such as Being the Best Standards Achievement and Field EBITDA dollars and Margins, as well as departmental overhead trends and 20-60% against qualitative goals. The executives are eligible to receive annual cash bonuses set at a target percentage of their base salary times the percent of goals achieved, and can earn above or below the target percentage based on actual performance using a “gate concept” with minimum and maximum performance defined early in each year.
     Mr. Payne’s cash incentive bonus for 2007 totaled $383,000 or 102% of his 2007 target annual bonus. Mr. Payne’s 2007 incentive bonus was weighted 75% to quantitative and 25% to qualitative goals approved by the Compensation Committee in February 2007.  The Company exceeded its targeted Consolidated EBITDA increase of $6 million with a weighting of 75% and Mr. Payne achieved all of his qualitative goals.
     The Committee also approved the other Named Executive Officers cash incentive bonuses for 2007 which ranged from $0 to $120,000. The achievement of financial and operating targets, qualitative and quantitative goals, as well as each individual’s personal contribution to the Company was considered in determining the amount of the cash incentive bonus.

Long-Term Share-Based Incentives
Stock options
     Stock options have not been granted to Named Executive Officers since 2002.
Restricted Stock
     Restricted stock was granted to Named Executive Officers and other key employees in 2003, 2005, and 2007. The shares are awarded by the Compensation Committee after consideration of the individual’s performance toward the Company’s recent goals, as well as expected contributions to the long-term success of the Company. The shares vest 25 percent each year beginning one year after the date of the award. The individuals are responsible for the income taxes attributable to the value of the shares. The Compensation Committee believes that this form of equity ownership helps to align the executive’s interests closely with those of the stockholders and incentivizes the executives to contribute to the long-term growth and success of the Company as a whole.
Performance Unit Plan
     The Compensation Committee adopted a new long-term incentive compensation plan for selected officers and key employees effective August 7, 2007. Units granted under the plan have a value of $1.00 and are subject to the terms and conditions set forth in the Performance Unit Award Agreements with the grantees. One-half of the units awarded provide the grantee with the opportunity to earn a cash payment based on the total stockholder return achieved by the Company for the period beginning August 7, 2007, and ending December 31, 2009 (the “performance period”) as compared to the total stockholder return achieved by the companies constituting the Russell Microcap Index (the “Peer Group I”). The other one-half of the units awarded provide the grantee with the opportunity to earn a cash payment based on the total stockholder return achieved by the Company for the performance period as compared with the total stockholder returns achieved by two companies in our industry, Service Corporation International and Stewart Enterprises, Inc. (the “Peer Group 2”). For units associated with the Peer Group I award, the award ranges from 0% if the percentile rank of the Company’s total stockholder return compared to the total stockholder return of the other members of Peer Group I is less than 50th, 50% if the percentile rank is 50th, 100% if the percentile rank is 60th and 150% if the percentile rank is 80th and above, with the award percentage scaled between 50th and 60th percentiles and between the 60th and 80th percentile. For units associated with the Peer Group 2 award, the award ranges from 0% if the Company’s total stockholder return is less than both of the members of Peer Group 2, 100% if greater than one of the members but not both and 150% if greater than both.
Other Benefits and Perquisites
     The Company sponsors a defined contribution 401(k) plan to which we match 100% of the first one percent of the participants’ contributions and 50% of the next five percent of the participants’ contributions. Additionally, the Company sponsors an employee stock purchase plan that provides the participants the ability to purchase Company stock with a discount of 15% of the lower of the grant date fair value or the purchase date fair value. The Company’s health and related plans include medical, dental, life and disability coverage. The benefits provided to executive officers are offered through broad-based plans applicable to all employees, except that the Chief Executive Officer is prohibited from participating in the employee stock purchase plan. The Chief Executive Officer was reimbursed for life insurance premiums and club dues, the cost of which totaled $37,235 in 2007. Otherwise, the Company provides no other perquisites to any other executives.
Outside Consultant
     To achieve our compensation objectives, our Compensation Committee has structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by us and reward executives for achieving such goals. In furtherance of these goals, our Compensation Committee engaged Towers Perrin, an independent compensation consulting firm, to conduct a review of the total compensation program in 2007 for our CEO and other key executives. Towers Perrin provided our Compensation Committee with relevant market data and alternatives to consider when making compensation decisions for our CEO and other executives.
Tax and Accounting Considerations
     For compensation in excess of $1 million, Section 162(m) of the Code generally limits our ability to take a federal income tax deduction for compensation paid to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer, except for qualified performance-based compensation. Restricted stock awards do not qualify for this exemption. While the Compensation Committee will seek to utilize deductible forms of compensation, it does not believe that compensation decisions should be made solely to maintain the deductibility of compensation for federal income tax purposes. The Compensation Committee plans to continue to evaluate salary, bonus and stock awards programs relative to the Section 162(m) deduction limitation.
     We adopted SFAS 123R as of January 1, 2006 and, accordingly, expense the grant-date fair value of equity-based compensation issued to employees, using the modified prospective method in which compensation cost is recognized based (1) on the requirements of SFAS 123R for all share-based payments granted after January 1, 2006 and (2) on the requirements of SFAS 123R for all awards granted to employees prior to January 1, 2006 that remained unvested on January 1, 2006. Once the fair value of each award is determined, it is expensed in the income statement ratably over the vesting period. The Compensation Committee considers the impact of expensing share-based awards when awarding incentives.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee
Vincent D. Foster, Chairman
Joe R. Davis
Gary L. Forbes

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth information regarding the compensation for the fiscal years ended December 31, 2007 and 2006, with respect to the Principal Executive Officer, the Principal Financial Officer and the three other most highly compensated executive officers of Carriage whose compensation during 2007 exceeded $100,000 (collectively, the “Named Executive Officers”).

Name and				Stock	All Other
Principal Position	Year	Salary	Bonus	Awards(1)	Compensation(2)	Total
Melvin C. Payne	2007	$488,168	$383,000	$262,310	$41,449	$1,175,927
Chairman of the Board,	2006	$415,000	$172,000	$144,325	$18,416	$749,741
Chief Executive Officer and President
Joseph Saporito	2007	$300,000	$—	$220,296		$520,296
Executive Vice President and	2006	$285,000	$85,000	$172,638		$542,638
Chief Financial Officer
George J. Klug	2007	$221,154	$100,000	$68,477		$389,631
Senior Vice President and	2006	$200,000	$50,000	$62,238		$312,238
Chief Information Officer
Jay D. Dodds(3)	2007	$219,616	$120,000	$43,527		$383,143
Regional Managing Partner and Regional Vice President of Operations
J. Bradley Green(4)	2007	$208,846	$110,000	$32,752		$351,598
Vice President, General	2006	$34,615	$20,000	$5,825		$60,440
Counsel and Secretary

(1)	Reflects compensation expense for performance units and restricted stock grants recognized by us under Statement of Financial Accounting Standards No. 123(R), “Share-Base Payment”. The value of performance units is determined by reference to performance of a share of Common Stock from the inception of the plan period through the end of the fiscal year in comparison to an index and a peer group as described on page 14. The value of restricted stock grants is determined at the time of grant based upon the closing price of a share of Common Stock on the grant date. The Restricted Common Stock grants vest 25% per year beginning on the first anniversary of the date of grant.

(2)	Mr. Payne- Reimbursement of life insurance premiums where the Company was not named the beneficiary totaling $33,040, reimbursement of club dues totaling $4,195 and 401(k) matching contributions. All other compensation was less than $10,000 for the other Executive Officers.

(3)	Mr. Dodds was not a Named Executive Officer in 2006.

(4)	Mr. Green joined Carriage in October 2006 as Vice President and General Counsel.

Grants of Plan-Based Awards in 2007

					All other
		Estimated future payouts under			stock awards:
		equity incentive plan awards			number of	Grant date
					shares of	fair value
	Grant	Threshold	Target	Maximum	stock or	of stock
Name	Date	($)	($)	($)	units(2)	awards
Melvin C. Payne	8/7/2007	(1)	(1)	$450,000
	2/13/2007				40,000	$256,000
	8/7/2007				100,000	$864,000
Joseph Saporito	8/7/2007	(1)	(1)	$127,500
	2/13/2007				25,000	$160,000
George J. Klug	8/7/2007	(1)	(1)	$105,000
	2/13/2007				15,000	$96,000
Jay D. Dodds	8/7/2007	(1)	(1)	$105,000
	2/13/2007				15,000	$96,000
J. Bradley Green	8/7/2007	(1)	(1)	$105,000	—	—

(1)	The August 7, 2007 grants represent the units awarded pursuant to the Performance Unit Plan, as described on page 14. There is no threshold, or minimum amount payable, as by operation of the Performance Unit Plan; the future payout may be none. Similarly, there is no target award designated under the Performance Unit Plan.

(2)	These are restricted stock awards that vest over four years.
Employment Agreements
     On August 27, 2007, Carriage Services, Inc. (the “Company”) entered into an employment agreement dated August 7, 2007 (“Agreement”) with Melvin C. Payne, its President and Chief Executive Officer for a term until August 6, 2010 (subject to earlier termination or extension), and shall automatically be renewed on an annual basis thereafter, unless terminated by either party upon sixty days written notice prior to the end of the term then in effect.
     The Agreement provides that Mr. Payne will receive a base annual salary of not less than $500,000. Upon signing the Agreement, Mr. Payne was granted an award of 100,000 shares of restricted stock that shall vest in four equal annual installments, subject to continued employment over the four years following the date of grant. In addition, Mr. Payne shall be entitled to consideration for an annual performance-based bonus, the target amount of which is 75% of the base annual salary with a potential maximum amount equal to 150% of the base annual salary and a minimum amount of zero based on the achievement of quantitative and qualitative metrics determined at the discretion of the Compensation Committee of the Board of Directors. Mr. Payne shall be eligible for awards of restricted stock and other long-term incentive-based compensation under the terms of the Company’s 2006 Long Term Incentive Plan and as approved by the Compensation Committee of the Board of Directors. Also, effective as of January 1, 2007, Mr. Payne is entitled to reimbursement of premiums on non-Company sponsored disability and life insurance policies up to $25,000 annually.
     Carriage is also a party to separate employment agreements with Messrs. Saporito, Klug, Dodds, and Green, each for a term until August 6, 2010 (subject to earlier termination or extension), and shall automatically be renewed on an annual basis thereafter, unless terminated by either party upon sixty days written notice prior to the end of the term then in effect.

     The Agreements provide that Messrs. Saporito, Klug, Dodds, and Green will receive a base annual salary of not less than $300,000, $230,000, $230,000, and $230,000 respectively. In addition to the base annual salaries, these executives are entitled to consideration for annual performance-based bonuses within the sole discretion of the Company, as may be recommended by the Chief Executive Officer and approved by the Compensation Committee of the Board of Directors, and shall be eligible for awards of restricted stock and other long-term incentive-based compensation under the terms of the Company’s 2006 Long Term Incentive Plan and as approved by the Compensation Committee of the Board of Directors.
Outstanding Equity Awards at Fiscal Year-End
Option Awards Outstanding at December 31, 2007

		Number of
		Securities	Equity Incentive Plan
	Number of Securities	Underlying	Awards: Number of
	Underlying	Unexercised	Securities Underlying
	Unexercised Options	Options	Unexercised Unearned	Option	Option Expiration
Name	Exercisable	Unexercisable	Options	Exercise Price	Date
Melvin C. Payne	300,000			$1.5625	12/22/2010
	60,000	—	—	$4.7700	02/11/2012
Joseph Saporito	—	—	—	$—	—
George J. Klug	15,000			$5.8200	07/27/2011
	20,000	—	—	$4.7700	02/11/2012
Jay D. Dodds	26,212			$2.8750	6/9/2010
	50,000			$1.1875	12/22/2010
	20,000	—	—	$4.7700	2/11/2012
J. Bradley Green	—	—	—	$—	—
Stock Awards Outstanding at December 31, 2007

				Equity Incentive Plan
			Equity Incentive Plan	Awards: Market or
	Number of Restricted	Market Value of	Awards: Number of	Payout Value of
	Shares of Common	Restricted Shares of	Unearned Shares, Units or	Unearned Shares,
	Stock That Have Not	Common Stock That Have	Other Rights That Have Not	Units or Other Rights
Name	Vested(1)	Not Vested(2)	Vested(3)	That Have Not Vested
Melvin C. Payne	170,000	$1,496,000	300,000	$38,793
Joseph Saporito	72,500	$638,000	85,000	$10,991
George J. Klug	30,000	$264,000	70,000	$9,052
Jay D. Dodds	20,000	$176,000	70,000	$9,052
J. Bradley Green	15,000	$132,000	70,000	$9,052

(1)	The restricted shares vest on the following dates:

Mr. Payne—15,000 on 2/3/2008 and 2/3/2009; 10,000 on 2/13/2008, 2/13/2009, 2/13/2010 and 2/13/2011; 25,000 on 8/7/2008, 8/7/2009, 8/7/2010 and 8/7/2011.

Mr. Saporito—25,000 on 1/29/2008; and 11,250 on 2/3/2008 and 2/3/2009; and 6,250 shares on each of 2/13/2008, 2/13/2009, 2/13/2010, and 2/13/2011.

Mr. Klug—7,500 on 2/3/2008 and 2/3/2009; and 3,750 on 2/13/2008, 2/13/2009, 2/13/2010 and 2/13/2011.

Mr. Dodds-2,500 on 2/3/2008 and 2/3/2009 and 3,750 on 2/13/2008, 2/13/2009, 2/13/2010 and 2/13/2011.

(2)	The closing market value of the common stock at the end of 2007 was $8.80 per share.

(3)	The performance units vest on December 31, 2009.

Option exercises and stock vested during 2007

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise	on Exercise	on Vesting	on Vesting(1)

Melvin C. Payne	—	—	32,500	$176,375
Joseph Saporito	—	—	36,250	$198,250
George J. Klug	—	—	13,750	$74,563
Jay D. Dodds	—	—	7,500	$40,750
J. Bradley Green	—	—	5,000	$42,600

(1)	Value realized on vesting is calculated using the closing market price on the date that the shares vested.
Pension Benefits
     Carriage does not sponsor a pension plan.
Nonqualified Defined Contributions and Other Nonqualified Deferred Compensation Plans
     Carriage does not sponsor any nonqualified defined contribution or other nonqualified deferred compensation plans.
Potential Payments upon Termination or Change in Control
     If Mr. Payne is terminated without cause, the Company shall continue to pay (1) his base pay for a period of 36 months, (2) fifty percent of the annual target bonus for the year of termination, (3) all benefits payable under any benefit plan or program of the Company and (4) medical continuation premiums for a period of up to 36 months. If following a change in control Mr. Payne voluntarily terminates his employment for Good Reason (as defined in his employment agreements) or he is discharged without cause, in either case, within 24 months following the change in control, then the Company shall pay (1) a lump sum payment equal to three times Mr. Payne’s base annual salary, (2) fifty percent of the annual target bonus for the year of termination, (3) all benefits payable under any benefit plan or program of the Company, and (4) medical continuation premiums for a period of up to 36 months. In addition, the agreement contains a covenant prohibiting Mr. Payne from competing with Carriage while he is employed by the Company and, if his employment is terminated for any reason, then for a period of two years thereafter. The amount that would be currently payable to Mr. Payne in the event of either termination or change in control, calculated using his base annual salary at December 31, 2007 of $500,000 and fifty percent of his current target bonus of 75% of his base annual salary, would be $1,687,500.
     If the Company discharged Mr. Klug, Mr. Dodds, or Mr. Green without cause, the Company shall continue to pay (1) the Executive’s base pay for a period of eighteen months, (2) fifty percent of the annual bonus for the year of termination, (3) all benefits payable under any benefit plan or program of the Company, and (4) medical continuation premiums for a period of up to eighteen months. If following a change in control the Executive voluntarily terminates his employment for Good Reason (as defined in the agreements) or the Executive is discharged without cause, in either case, within 24 months following the change in control, then the Agreement shall automatically terminate and the Company shall pay (1) a lump sum payment equal to one and one-half the Executive’s base annual salary, (2) fifty percent of the annual bonus for the year of termination, (3) all benefits payable under any benefit plan or program of the Company, and (4) medical continuation premiums for up to eighteen months. The amounts payable to Messrs. Klug, Dodds, and Green as a result of either termination or corporate changes, based on their respective base salaries at December 31, 2007, would be $230,000, $230,000 and $230,000, respectively, plus 50% of their current year bonus as determined by the Compensation Committee.
     Mr. Saporito advised the Company of his intent to resign his employment as of April 30, 2008. In order to provide an orderly transition from the Company, the Company and Mr. Saporito entered into a Release and Settlement Agreement which provides that the Company will: (1) continue to pay Mr. Saporito’s base salary for a period of twelve (12) months or until he finds subsequent full-time employment; (2) pay the monthly premium costs for COBRA coverage for Mr. Saporito and his covered dependents; (3) pay Mr. Saporito a lump sum payment of $150,000; (4) provide Mr. Saporito with limited secretarial services during the time he is receiving his base salary payments; and (5) vest Mr. Saporito’s not currently vested restricted shares, which total 30,000 shares.
Compensation of Directors
     2007 Director Compensation

	Fees Earned
	and
	Paid in	Stock	Option	All other
Name	Cash(1)	Awards(1)(2)	Awards	Compensation	Total

Joe R. Davis	$40	$70,352	—	—	$70, 392
Vincent D. Foster	$24,970	$92,547	—	—	$117,517
Ronald A. Erickson	$47,972	$23,670	—	—	$71,642
Gary L. Forbes	$14,973	$93,822	—	—	$108,795

(1)	Messrs. Davis, Foster and Forbes elected to receive Common Stock totaling 5,795, 3,072 and 1,759 shares respectively, in lieu of their cash retainer and attendance fees valued at the fair market value of the Common Stock on the date the fees were earned.

(2)	Messrs. Davis, Foster and Erickson received a fully vested common stock grant of 3,000 shares of Common Stock on May 23, 2007 valued at the fair market value. Mr. Forbes received a grant of 20,000 shares of Common Stock on May 23, 2007, in consequence of his election to the Board of Directors, valued at fair value, 10,000 shares thereof were fully vested and the remaining 10,000 shares vest over two years. Mr. Foster also received an annual grant of 5,000 shares of Common Stock for his service as Chairman of the Audit Committee valued at the grant date fair market value.
     We compensate our directors through cash payments, including quarterly retainers and meeting attendance fees, and through stock-related incentives. Each independent director was entitled to a quarterly retainer of $7,500 that increased to $10,000 effective March 6, 2007. Independent directors currently consist of Messrs. Erickson, Foster, Forbes and Davis. In addition, the Chair of the Audit Committee receives an annual grant of fully vested shares of our Common Stock, the number of shares to be determined beginning in 2008 by dividing $25,000 by the market value of the shares on the Annual Meeting date.
     As a general rule, each independent director is entitled to $1,000 for each regular or special meeting of the full Board attended in person, and $500 if attended by phone. In addition, Audit Committee members receive $1,500 for each committee meeting held in person and $1,000 for each such meeting held by phone, except that those amounts are reduced by one-half if the committee meeting occurs on the same day as a full Board meeting. Members of the other committees receive $750 for each committee meeting held in person and $500 for each such meeting held by phone. The amounts are $1,125 and $750, respectively, for the chair of such committees, and no attendance fees are payable for these other committees for a meeting that occurs on the same day as a full Board meeting.
     Independent directors have the ability to elect to receive all or any portion of the cash retainer and attendance fees in shares of our Common Stock, based on the fair market value thereof as of the date the amount is earned. Currently, Mr. Davis receives 100% of his fees in Common Stock, Messrs. Forbes and Foster receive 50% of their respective fees in Common Stock, and Mr. Erickson receives his fees in cash.

     We also have the ability to issue to directors discretionary Common Stock grants under our 2006 Long-Term Incentive Plan. We issued 3,000 fully vested shares on the day of our 2007 annual stockholder meetings to Messrs. Foster, Erickson and Davis. We expect that Messrs. Foster, Erickson, Forbes and Davis will each receive a grant of 3,000 shares of Common Stock on the day of the 2008 Annual Meeting.
Compensation Committee Interlocks and Insider Participation
     At December 31, 2007, the members of the Compensation Committee were Vincent D. Foster, Chairman, Gary L. Forbes and Joe R. Davis. No member of the Compensation Committee was an officer or employee of Carriage at any time during 2007.
     During 2007, no executive officer of Carriage served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors; or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of Carriage.
Audit Committee Report
     The Audit Committee has reviewed and discussed Carriage’s audited financial statements for the fiscal year ended December 31, 2007 with management. It has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from the independent auditors at KPMG LLP, as required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent auditors their independence.
     In an effort to maintain the auditor’s independence, the Audit Committee considers whether KPMG LLP’s rendering of non-audit services is compatible with maintaining its independence. No non-audit services were approved or rendered during 2007.
     Based on the Audit Committee’s review and discussions with management and the independent registered public accountants referred to above, and its review of the representation of management and the report of the independent registered public accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Carriage’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

Audit Committee
Vincent D. Foster, Chairman
Ronald A. Erickson
Gary L. Forbes
Audit Fees
     The fees billed for services by KPMG LLP during 2006 and 2007 related to the audits of Carriage’s annual consolidated financial statements and internal controls over financial reporting and reviews of quarterly financial statements filed in the reports on Form 10-Q totaled $750,000 and $682,500, respectively.
Audit-Related Fees
     There were no fees billed to Carriage by KPMG LLP for audit-related services during 2006 and 2007.
Tax Fees
     There were no fees billed to Carriage by KPMG LLP for tax services during 2006 and 2007.

All Other Fees
     There were no fees billed to Carriage by KPMG LLP for any other professional services during 2006 and 2007.
Pre-Approval Policy for Services of Independent Registered Public Accounting Firm
     As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the audit firm’s independence. If a type of service to be provided by the independent registered public accounting firm has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.
OTHER BUSINESS
     Management does not intend to bring any other business before the Meeting and has not been informed that any other matters are to be presented at the meeting by others. If other matters properly come before the Meeting or any adjournment thereof, the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.
STOCKHOLDER PROPOSALS
     Proposals of stockholders intended to be presented at the next annual meeting of stockholders and included in our proxy statement for that meeting, and which are otherwise eligible, must be received by the Secretary of Carriage (at the address indicated on the first page of this Proxy Statement) no later than December 29, 2008, to be included in Carriage’s proxy material and form of proxy relating to that meeting. A stockholder proposal not intended to be included in Carriage’s proxy statement but intended to be presented at Carriage’s next annual meeting of stockholders will be considered untimely and not considered at that meeting if received by us after March 21, 2009.
ADDITIONAL INFORMATION
Annual Report
     The Annual Report to Stockholders for the year ended December 31, 2007 is being mailed to all stockholders entitled to vote at the Meeting. The Annual Report to Stockholders does not form any part of the proxy soliciting materials. Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC, are available without charge to stockholders through the Investor Relations Section of our website at http://www.carriageservices.com or upon request to Terry E. Sanford, Senior Vice President, Chief Accounting Officer and Treasurer, Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056.
Number of Proxy Statements and Annual Reports
     Only one copy of this Proxy Statement and the Annual Report accompanying this Proxy Statement will be mailed to stockholders who have the same address, unless we receive contrary instructions from one or more of such stockholders. Additional copies will be promptly delivered at no additional cost to the requesting stockholder. Stockholders may contact the Company via U.S. Mail, by addressing correspondence to the Corporate Secretary in care of Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056.

     REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT THEY BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

By Order of the Board of Directors

J. Bradley Green
Vice President, General Counsel and Secretary
Houston, Texas
April 30, 2008

ANNUAL MEETING OF STOCKHOLDERS OF CARRIAGE SERVICES, INC. Lakes on Post Oak Conference Center 3050 Post Oak Blvd., 2nd Floor Houston, Texas 77056 May 20, 2008 9:00 a.m. Central Daylight Time Directions to attend the meeting in person be obtained by contacting the Corporate Secretary at 713-332-8400 Please date, sign and mail your proxy card in the envelope provided as soon as possible. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 20, 2008: The Proxy Statement and 2007 Annual Report to Stockholders is available on the internet at www.carriageservices.com Please detach along perforated line and mail in the envelope provided. 10000000000000000000 9 052008THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEE. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1. ELECTION OF ONE CLASS III DIRECTOR for a three-year term ending at the 2011 Annual Meeting of Stockholders. NOMINEE: FOR THE NOMINEE WITHHOLD AUTHORITY FOR THE NOMINEE Ronald A. Erickson 2. In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

CARRIAGE SERVICES, INC. Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders on May 20, 2008 The undersigned, hereby revoking all prior proxies, hereby appoints Melvin C. Payne and J. Bradley Green, and each of them, his true and lawful proxies, with full and several power of substitution, to vote all the shares of Common Stock of CARRIAGE SERVICES, INC. standing in the name of the undersigned, at the Annual Meeting of Stockholders of CARRIAGE SERVICES, INC. to be held on May 20, 2008 and at any adjournment(s) thereof, on all matters coming before said meeting. The Board of Directors recommends a vote FOR the Director nominee on the reverse side of this proxy card and, unless a contrary choice is specified, this proxy will be voted FOR the Director Nominee. (Continued and to be signed on the reverse side) 14475